Exhibit 99.1
HORIZON OFFSHORE REPORTS THIRD QUARTER RESULTS
HOUSTON, TEXAS — (October 31, 2007) — Horizon Offshore, Inc. (NasdaqGM:HOFF) today reported quarterly results for the third quarter of 2007.
Summary of Results
(Unaudited)
(In thousands, except per share data and percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Contract revenues	$147,778	$143,733	$351,844	$430,618
Gross profit	36,542	39,130	50,650	116,807
Margin	24.7%	27.2%	14.4%	27.1%
Operating income	28,627	30,812	26,639	87,008
Net income	18,874	20,866	14,908	53,207
Diluted earnings per share	0.58	0.64	0.46	1.72
Adjusted EBITDA	36,374	40,520	48,135	99,843
The Company’s revenues and gross profit for the third quarter of 2007 reflect strong results in its domestic geographic segment due primarily to the work on a significant project in the Northeastern U.S. for the installation, burial and testing of several pipelines along with the associated tie-ins to service the Northeast Gateway Deepwater Port offshore Massachusetts. The pipeline installation and burial portions of the project were completed utilizing the Atlantic Horizon and the Lonestar Horizon during the third quarter of 2007. The Texas Horizon, a dive support vessel, mobilized during August 2007 to complete the final stages of the construction portion of the project. This project began in May 2007 and is expected to be completed in November 2007. Also, contributing to strong domestic revenues and gross profit for the third quarter of 2007 is the Company’s work in the U.S. Gulf of Mexico related to recovery and removal of damaged pipe as well as several platform installations.
In its Southeast Asia/Mediterranean geographic segment, the Company’s combination barge, the Sea Horizon, was 100% utilized on a charter during the third quarter of 2007, which is expected to last through November 2007. The full utilization of this barge produced strong operating results in Southeast Asia.
Most of the Company’s revenues and gross profit in Latin America were derived from a project that it performed and completed during the third quarter of 2007 as a subcontractor offshore Veracruz, Mexico in the Marsopa field. The contractor’s customer for this project was Petróleos Mexicanos (“Pemex”). The gross profit recognized on this project, however, was offset by losses on the Company’s two projects for Pemex offshore Mexico. The Company continued to incur delays in completing these two projects due to adverse weather conditions and poor diving subcontractor productivity and as a result, recognized additional losses of approximately $(15.1) million during the quarter ending September 30, 2007. The Company completed one of the two projects during October 2007 and is near completion on the second.

In West Africa, the Company incurred additional costs for the completion of the shore approaches of the lateral lines of the West Africa Gas Pipeline project and recognized additional losses of $(1.9) million for the third quarter. The Company has completed the pipeline installation portion of this project and the repair of the main trunk line that was damaged during the first quarter of 2007. The Company is currently completing the remaining work on the last part of the project.
David Sharp, President and Chief Executive Officer of Horizon Offshore, Inc. said, “We are very pleased with this quarter’s results. Successful execution of a number of domestic projects as well as a project in Mexico enabled us to overcome subcontractor disappointments in Mexico on our Pemex projects and in West Africa. Our employees remain committed to superior project execution to serve the needs of our clients.”
The Company will not be conducting a conference call with investors for the third quarter results due to its pending merger with Cal Dive International, Inc.
About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas and energy industries. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the factors described from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like “should,” “expects,” “believes, ” “anticipates, ” “may, ” “could, ” etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.
Comparative Tables Follow:

Horizon Offshore, Inc.
Income Statement Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Income Statement Data:

Contract revenues	$147,778	$143,733	$351,844	$430,618
Cost of contract revenues	111,236	104,603	301,194	313,811

Gross profit	36,542	39,130	50,650	116,807
Selling, general and administrative expenses	7,915	8,318	24,011	25,641
Gain on insurance settlement	—	—	—	(14,300)
Reserve for claims and receivables	—	—	—	18,458

Operating income	28,627	30,812	26,639	87,008

Other:
Interest expense	(2,816)	(3,146)	(8,521)	(10,771)
Interest income	886	894	2,654	1,686
Loss on debt extinguishment	—	—	—	(2,402)
Other income (expense), net	(50)	395	(35)	358

Income before income taxes	26,647	28,955	20,737	75,879
Income tax provision	7,773	8,089	5,829	22,672

Net income	$18,874	$20,866	$14,908	$53,207

Earnings per share:
Net income per share — basic	$0.59	$0.66	$0.47	$1.75

Net income per share — diluted	$0.58	$0.64	$0.46	$1.72

Weighted average shares used in computing earnings per share:
Basic	32,169	31,814	32,004	30,334
Diluted	32,388	32,370	32,132	30,882

Other Non-GAAP Financial Data:
Adjusted EBITDA(1)	$36,374	$40,520	$48,135	$99,843

Adjusted EBITDA calculation is as follows:
Net income	$18,874	$20,866	$14,908	$53,207
Income tax provision	7,773	8,089	5,829	22,672
Net interest expense	1,930	2,252	5,867	9,085
Depreciation and amortization	6,941	7,067	18,570	20,101
Stock-based compensation	856	2,246	2,961	6,676
Loss on debt extinguishment	—	—	—	2,402
Gain on insurance settlement	—	—	—	(14,300)

Adjusted EBITDA	$36,374	$40,520	$48,135	$99,843

(1)	Horizon calculates Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) as net income excluding income taxes, net interest expense, depreciation and amortization, and adjusted for stock-based compensation, loss on debt extinguishment and gain on insurance settlement. Adjusted EBITDA is not calculated in accordance with Generally Accepted Accounting Principles (GAAP), but is a non-GAAP measure that is derived from items in Horizon’s GAAP financials and is used as a measure of operational performance. Management references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Horizon also has aligned the disclosure of Adjusted EBITDA with the financial covenants in its material credit agreements with various lenders, which include ratios requiring a determination of EBITDA, as defined. Adjusted EBITDA is a material component of the financial covenants in Horizon’s credit agreements and non-compliance with the covenants could result in the acceleration of indebtedness. Horizon believes Adjusted EBITDA is a commonly applied measurement of financial performance by investors. Horizon believes Adjusted EBITDA is useful to investors because it gives a measure of operational performance without taking into account items that Horizon does not believe relate directly to operations or that are subject to variations that are not caused by operational performance. This non-GAAP measure is not intended to be a substitute for GAAP measures, and investors are advised to review this non-GAAP measure in conjunction with GAAP information provided by Horizon. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Horizon’s operating performance, financial position and cash flows. Horizon’s computation of Adjusted EBITDA may not be comparable to similar titled measures of other companies. A reconciliation of this non-GAAP measure to Horizon’s net income is included.
Horizon Offshore, Inc.
Balance Sheet Data
(Unaudited)
(In thousands)

	September 30,	December 31,
	2007	2006
Cash and cash equivalents and short-term investments	$100,379	$96,890
Working capital	203,314	204,523
Total assets	549,038	523,019
Total debt	103,635	114,212
Total stockholders’ equity	312,710	297,335

Contact:	Ronald D. Mogel
(713) 243-2753
Horizon Offshore, Inc.